Exhibit 23.2
Commerce & Finance Law Offices
6F NCI Tower, A12 Jianguomenwai Avenue,
Chaoyang District, Beijing, PRC; Postcode: 100022
Tel:(8610) 65693399 Fax: (8610) 65693838, 65693836, 65693837, 65693839
E-mail Add : beijing@tongshang.com Website: www.tongshang.com.cn
November 4, 2009
Duoyuan Printing, Inc.
214 W. Lincolnway
Suite 23
Cheyenne, Wyoming 82001
Ladies and Gentlemen,
We hereby consent to the use of our name and to the quotation or summarization of our opinion under the caption “Risk Factors,” “Regulations”, “Enforceability of Civil Liabilities” and “Legal Matters” in the prospectus included in the registration statement on Form S-1, Registration No. 333-161813 filed by Duoyuan Printing, Inc. with the Securities and Exchange Commission under the Securities Act of 1933, as amended. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Sincerely yours,
/s/ Commerce & Finance Law Offices

Commerce & Finance Law Offices